Exhibit 10.2

AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TOREAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of February 17, 2017, by and between GOLDEN ALLIANCE MANAGEMENT, LLC, a Georgia limited liability company (“Seller”), and REVEN HOUSING REIT, INC., a Maryland corporation (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement December 7, 2016 (the “Contract”), pursuant to which Seller agreed to sell to Buyer certain real property consisting of 50 single family homes, including townhomes, in the State of Georgia, as more particularly described in the Contract, together with all of the improvements and structures located thereon, any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”); and

WHEREAS, Seller and Buyer desire to amend the Contract in certain respects, all as more particularly described hereinbelow.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Seller and Buyer hereby agree as follows:

1.        Seller and Buyer hereby stipulate and agree that ten (10) of the single family homes comprising the Premises are being excluded from the transaction contemplated under the Contract. Section 1 of the Contact is hereby amended to provide that the Premises shall mean those certain 40 single family homes, including townhomes, in the State of Georgia, which are identified and generally described on Exhibit A attached to this Amendment, together with all of the Improvements (as defined in the Contract), any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any. Exhibit A attached to the Contract is hereby deleted in its entirety and replace with Exhibit A attached hereto.

2.       As a condition to Buyer’s obligation to close the transaction contemplated under the Contract, Seller, at its sole cost and expense, shall cause those certain repairs and other work described on Exhibit B attached hereto (the “Seller Work”) to be completed to the satisfaction of Buyer. Notwithstanding anything contained in the Contract to the contrary, if Seller fails to complete all of the Seller Work by the Closing Date (as defined in the Contract), Buyer shall have the right to extend the Closing Date for an additional period of fifteen (15) days by delivering written notice to Seller on or before the initial Closing Date in order to allow Seller more time to complete the Seller Work. Further notwithstanding anything contained in the Contract to the contrary, if Seller fails to complete the Seller Work by the Closing Date, as may be extended in accordance with this Amendment, Buyer shall have the right to terminate the Contract, in which event the Deposit (as defined in the Contract) shall be returned to Buyer and neither party shall have any further rights or obligations under the Contract, except for any obligations that expressly survive the termination thereof. Seller and Buyer hereby acknowledge that any costs or other amounts set forth on Exhibit B are estimates of the cost of Seller Work, and that Seller shall be responsible for all costs necessary to complete Seller Work.

3.       Seller and Buyer hereby acknowledge and agree that the Due Diligence Period is expired and that Buyer has no further right to receive a refund of the Deposit pursuant to Section 7(b) of the Contract.

4.       All capitalized terms found in the Contract shall have the same meaning when used in this Amendment. This Amendment may be executed by facsimile or electronic signatures, which for all purposes shall be deemed to constitute originals. In addition, this Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.       Except as amended hereby, all terms and provisions of the Contract are and remain in full force and effect as therein written and are reinstated, ratified, and/or confirmed if and to the extent required to affirm the continuing validity of the Contract.

6.       In the event of a conflict between the terms of this Amendment and those of the Contract, the terms of this Amendment shall govern and control.

SELLER

GOLDEN ALLIANCE MANAGEMENT, LLC,
a Georgia limited liability company

By: /s/ Mohammad Yaqoob
Mohammad Yaqoob,
Managing Member

BUYER

REVEN HOUSING REIT, INC.,
a Maryland corporation

By: /s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer